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Jameson Inns, Inc.
8 Perimeter Center East, Suite 8050
                             Atlanta, Georgia 30346
                                               (770) 901-9020 FAX (770) 901-9550


January 14, 2002
                                  Contact: Craig R. Kitchin
                                           President and Chief Financial Officer
                                           (770) 901-9020

              Jameson Inns, Inc. Announces 2001 Dividend Allocation

         ATLANTA--Jameson Inns, Inc. (NASDAQ:JAMS), a hotel real estate investment trust with a portfolio of 124 limited-service hotels, announced today that the characterization of the dividends it paid in 2001 for income tax reporting purposes are:

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         Common Stock (JAMS) CUSIP number 470457102:

            Declaration         Record        Paid         Dividend Per     2001 Ordinary     2001 Return
               Dates            Dates         Dates           Share            Income         Of Capital
              12/15/00         12/29/00       2/20/01          $0.245            0.00%           100.0%
               3/15/01          3/30/01       5/18/01          $0.245            0.00%           100.0%
               6/15/01          6/29/01       8/20/01          $0.245            0.00%           100.0%
               9/14/01          9/28/01      11/20/01          $0.245            0.00%           100.0%

                                             Totals:            $0.98            0.00%           100.0%

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         Preferred Series A (JAMSP) CUSIP number 470457201:

            Declaration        Record        Paid         Dividend Per     2001 Ordinary     2001 Return
               Dates           Dates         Dates           Share            Income         Of Capital
             12/15/00         12/29/00       1/22/01         $0.5781           97.50%            2.50%
              3/15/01          3/30/01       4/20/01         $0.5781           97.50%            2.50%
              6/15/01          6/29/01       7/20/01         $0.5781           97.50%            2.50%
              9/14/01          9/28/01      10/22/01         $0.5781           97.50%            2.50%

                                             Totals:         $2.3125           97.50%            2.50%
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         Preferred Series S (JAMSO) CUSIP number is 470457300:

            Declaration         Record        Paid         Dividend Per     2001 Ordinary     2001 Return
               Dates            Dates         Dates           Share            Income         Of Capital
             12/15/00         12/29/00       1/22/01          $0.425           97.50%            2.50%
              3/15/01          3/30/01       4/20/01          $0.425           97.50%            2.50%
              6/15/01          6/29/01       7/20/01          $0.425           97.50%            2.50%
              9/14/01          9/28/01      10/22/01          $0.425           97.50%            2.50%

                                             Totals:           $1.70           97.50%            2.50%

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         No part of the dividends in 2001 represented foreign taxes or capital gains.

     Jameson Inns, Inc. is a real estate investment trust that focuses on the ownership of limited hotels. The company currently owns 124 hotels containing a total of 8,358 rooms located in fourteen states, and operating as Jameson Inn and Signature Inn. For more information about Jameson Inns, Inc., visit the company's web site at www.jamesoninns.com.
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